Execution Version
Exhibit 10.1

INCREMENTAL JOINDER AGREEMENT NO. 1
This INCREMENTAL JOINDER AGREEMENT NO. 1 (this “Agreement”), dated as of March 8, 2019 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among WYNN RESORTS, LIMITED, a Nevada corporation (the “Borrower”), WYNN GROUP ASIA, INC., a Nevada corporation (“Asia Guarantor”), WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company (“Holdings Guarantor” and together with Asia Guarantor, the “Guarantors”), each INCREMENTAL TERM FACILITY LENDER (as hereinafter defined) party hereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders under the Existing Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 30, 2018 (as amended, restated, amended and restated, replaced, supplemented, or otherwise modified prior to giving effect to the amendments contemplated by this Agreement, the “Existing Credit Agreement” and, after giving effect to the amendments contemplated by this Agreement, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders party thereto from time to time, the Administrative Agent, Deutsche Bank AG New York Branch, as collateral agent for the Secured Parties (as defined in the Credit Agreement), and the other parties thereto;
WHEREAS, pursuant to Section 2.12 of the Existing Credit Agreement, the Borrower has requested that those certain financial institutions party hereto and listed on Schedule A hereto (the “Incremental Term Facility Lenders”) provide in the aggregate $250,000,000 in Incremental Term Facility Loan Commitments having the same terms as, and which will constitute an increase in the aggregate principal amount of, the existing Term Facility Loans under the Existing Credit Agreement (the “Incremental Term Facility Loan Commitments” and the loans made thereunder, the “Incremental Term Facility Loans”);
WHEREAS, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank, JPMorgan Chase Bank, N.A., SunTrust Robinson Humphrey, Inc. and Goldman Sachs Bank USA are the joint lead arrangers and joint bookrunners for this Incremental and Joinder Agreement No. 1 (collectively, the “Incremental Joinder Agreement No. 1 Lead Arrangers”);
WHEREAS, each Incremental Term Facility Lender and the Administrative Agent is willing, on the terms and subject to the conditions set forth below, to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and agreements, provisions, and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1    Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Agreement.

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ARTICLE II

AMENDMENTS TO EXISTING CREDIT AGREEMENT
SECTION 2.1    Amendments to Existing Credit Agreement. Subject to the conditions and upon the terms set forth in this Agreement and in reliance on the representations and warranties of the Credit Parties set forth in this Agreement, the Borrower, the Guarantors, each of the Incremental Term Facility Lenders party hereto, and the Administrative Agent agree that on the Effective Date, simultaneously with the effectiveness of the provisions of Article III below, the Existing Credit Agreement shall be amended as set forth in this Article II.
(a)    The chart set forth in Section 3.01(a) of the Existing Credit Agreement is hereby amended by amending and restating such chart in its entirety as follows:

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Installment Payment Date	Principal Amount
March 31, 2019	$1,875,000
June 30, 2019	$1,875,000
September 30, 2019	$1,875,000
December 31, 2019	$1,875,000
March 31, 2020	$1,875,000
June 30, 2020	$1,875,000
September 30, 2020	$1,875,000
December 31, 2020	$1,875,000
March 31, 2021	$1,875,000
June 30, 2021	$1,875,000
September 30, 2021	$1,875,000
December 31, 2021	$1,875,000
March 31, 2022	$1,875,000
June 30, 2022	$1,875,000
September 30, 2022	$1,875,000
December 31, 2022	$1,875,000
March 31, 2023	$1,875,000
June 30, 2023	$1,875,000
September 30, 2023	$1,875,000
December 31, 2023	$1,875,000
March 31, 2024	$1,875,000
June 30, 2024	$1,875,000
September 30, 2024	$1,875,000
Term Facility Maturity Date	$706,875,000

ARTICLE III

AGREEMENT TO PROVIDE INCREMENTAL TERM FACILITY LOAN COMMITMENTS
SECTION 3.1    Agreement to Make Incremental Term Facility Loans. Each Incremental Term Facility Lender hereby agrees, severally and not jointly, to provide its respective Incremental Term Facility

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Loan Commitment as set forth on Schedule A annexed hereto on the terms set forth in this Agreement, and its Incremental Term Facility Loan Commitment shall be binding as of the Effective Date. Each Incremental Term Facility Lender hereby agrees, severally and not jointly, to make an Incremental Term Facility Loan to the Borrower having the same terms as the existing Term Facility Loans under the Existing Credit Agreement on the Effective Date in the amount of its Incremental Term Facility Loan Commitment.
SECTION 3.2    New Loans and Commitments. The Incremental Term Facility Loan Commitment of each Incremental Term Facility Lender is in addition to such Incremental Term Facility Lender’s existing Loans and Commitments under the Existing Credit Agreement, if any (which shall continue under and be subject in all respects to the Credit Agreement), and, immediately after giving effect to the amendments contemplated hereby, will be subject in all respects to the terms of the Credit Agreement (and, in each case, the other Credit Documents).
SECTION 3.3    Incremental Term Facility Loan Commitments. This Agreement represents the Borrower’s request for the Incremental Term Facility Loan Commitments to be provided on the terms set forth herein on the Effective Date and for the Incremental Term Facility Loans to be made thereunder to be funded on the Effective Date. It is the understanding, agreement, and intention of the parties that all Incremental Term Facility Loans shall be part of the same Tranche of Loans as the existing Term Facility Loans outstanding under the Existing Credit Agreement and shall constitute Loans, Term Loans, and Term Facility Loans under the Credit Documents. The Incremental Term Facility Loans shall be subject to the provisions of the Credit Agreement and the other Credit Documents and shall be on terms and conditions identical to the existing Term Facility Loans outstanding under the Existing Credit Agreement, as such terms and conditions are amended by this Agreement and set forth in the Credit Agreement. The Incremental Term Facility Loan Commitments shall automatically terminate on the Effective Date after giving effect to the making of the Incremental Term Facility Loans.
SECTION 3.4    Agreements of Incremental Term Facility Lender. Each Incremental Term Facility Lender (a) confirms that it has received a copy of the Credit Agreement, this Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (c) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (d) hereby affirms the acknowledgements and representations of such Incremental Term Facility Lender as a Lender contained in Section 12.07 of the Credit Agreement; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Section 12.08 of the Credit Agreement. Each Incremental Term Facility Lender acknowledges and agrees that upon its execution of this Agreement that such Incremental Term Facility Lender shall on and as of the Effective Date become, or continue to be, a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Incremental Term Facility Lender has delivered herewith to the Borrower and the Administrative Agent such forms, certificates, or other evidence with respect to United States federal income tax withholding matters as such Incremental Term Facility

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Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 5.06 of the Credit Agreement.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
To induce (a) the Incremental Term Facility Lenders to provide the Incremental Term Facility Loan Commitments and (b) the Administrative Agent to agree to this Agreement, the Credit Parties represent to each Incremental Term Facility Lender and the Administrative Agent that, as of the Effective Date and giving effect to all of the transactions occurring on the Effective Date:
SECTION 4.1    Corporate Existence. The Borrower and each Subsidiary (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b)(i) has all requisite corporate or other power and authority, and (ii) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (b)(ii) and (c) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
SECTION 4.2    Action; Enforceability. The Borrower and each Subsidiary has all necessary corporate or other organizational power, authority, and legal right to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions herein contemplated; the execution, delivery, and performance by the Borrower and each Subsidiary of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate, partnership, or other organizational action on its part; and this Agreement has been duly and validly executed and delivered by each Credit Party and constitutes its legal, valid, and binding obligation, enforceable against each Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 4.3    No Breach; No Default. (a) None of the execution, delivery, and performance by any Credit Party of this Agreement nor the consummation of the transactions herein contemplated do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Credit Party, (y) subject to Section 13.13 of the Existing Credit Agreement, any applicable Requirement of Law (including, without limitation, any Gaming Law), or (z) any order, writ, injunction, or decree of any Governmental Authority binding on any Credit Party, (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents and other Permitted Liens) upon any Property of any Credit Party pursuant to the terms of any such Contractual Obligation, except with respect to (i)(y), (i)(z), (ii), or (iii) which would not reasonably be expected to result in a Material Adverse Effect; and (b) No Default or Event of Default has occurred and is continuing.
SECTION 4.4    Credit Document Representations. Each of the representations and warranties made by the Borrower or any other Credit Party in or pursuant to the Credit Documents to which such entity is a

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party, as amended hereby, are true and correct in all material respects as of such date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of the applicable date)).
ARTICLE V

CONDITIONS TO THE EFFECTIVE DATE
This Agreement shall become effective, the Incremental Term Facility Lenders shall fund their Incremental Term Facility Loan Commitments on the date (the “Effective Date”) on which each of the following conditions is satisfied or waived:
SECTION 5.1    Execution of Counterparts. The Administrative Agent shall have received executed counterparts of this Agreement from each Credit Party, each Incremental Term Facility Lender, and the Administrative Agent.
SECTION 5.2    Corporate Documents. The Administrative Agent shall have received:
(a)    certified true and complete copies of the Organizational Documents of each Credit Party and evidence of all corporate or other applicable authority for each Credit Party (including board of directors (or other applicable governing authority) resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery, and performance of this Agreement and the extensions of credit hereunder, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each such Credit Party (or the member or manager or general partner of such Credit Party, as applicable) (provided that, in lieu of attaching such Organizational Documents and/or evidence of incumbency, such certificate may certify that (i) since the Closing Date (or such later date on which the applicable Credit Party became party to the Credit Documents), there have been no changes to the Organizational Documents of such Credit Party and (ii) no changes have been made to the incumbency certificate of the officers of such Credit Party delivered on the Closing Date (or such later date referred to above));
(b)    a certificate as to the good standing of each Credit Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of formation; and
(c)    an Officer’s Certificate of the Borrower, dated the Effective Date, certifying that the conditions set forth in Section 5.4 hereof have been satisfied.
SECTION 5.3    Conditions to Incremental Loan Commitments. All of the applicable requirements under Section 2.12 of the Existing Credit Agreement with respect to the incurrence of the Incremental Term Facility Loans shall have been complied with or waived.

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SECTION 5.4    No Default or Event of Default; Representations and Warranties True. Both immediately prior to the making of the Incremental Term Facility Loans and also after giving effect thereto and the intended use thereof:
(a)    no Default or Event of Default shall have occurred and be continuing; and
(b)    each of the representations and warranties made by the Credit Parties in Article VIII of the Credit Agreement, Article IV hereof and in the other Credit Documents shall be true and correct in all material respects on and as of the Effective Date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as of such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date).
SECTION 5.5    Opinions of Counsel. The Administrative Agent shall have received the following opinions, each of which shall be addressed to the Administrative Agent and the Incremental Term Facility Lenders and covering customary matters for transactions of this type as reasonably requested by the Administrative Agent:
(a)    an opinion of Latham & Watkins LLP, special New York counsel to the Credit Parties; and
(b)    an opinion of Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel to the Credit Parties.
SECTION 5.6    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing, duly completed and complying with Section 4.05 of the Existing Credit Agreement.
SECTION 5.7    Solvency Certificate. The Administrative Agent shall have received a certificate in the form of Exhibit F to the Credit Agreement from a Responsible Officer of the Borrower with respect to the Solvency of the Borrower (on a consolidated basis with its Subsidiaries), immediately after giving effect to the consummation of the transactions contemplated hereby.
SECTION 5.8    Fees. The Administrative Agent shall have received (a) all fees required to be paid to the Administrative Agent and the Incremental Joinder Agreement No. 1 Lead Arrangers as separately agreed in writing prior to the date hereof and (b) all other fees required to be paid, and all expenses for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP), on or before the Effective Date.
SECTION 5.9    Notes. The Administrative Agent shall have received copies of the Notes, duly completed and executed, for each Incremental Term Facility Lender that requested a Note at least three (3) Business Days prior to the Effective Date.
SECTION 5.10    KYC Information. (a) The Administrative Agent shall have received at least five (5) days prior to the Effective Date all documentation and other information reasonably requested in writing at least ten (10) days prior to the Effective Date by the Administrative Agent that the Administrative Agent reasonably determines is required by regulatory authorities from the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Effective Date, any Incremental Term Facility Lender that has

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requested, in a written notice to the Borrower at least five (5) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Incremental Term Facility Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
SECTION 5.11    Notice. The Administrative Agent hereby acknowledges and agrees that the notice requirements of Section 2.12(a) of the Credit Agreement have been satisfied with respect to the Incremental Term Facility Loans.
ARTICLE VI

VALIDITY OF OBLIGATIONS AND LIENS
SECTION 6.1    Reaffirmation. Each of the Credit Parties party hereto (a) acknowledges and agrees that all of such Credit Party’s obligations under the Security Documents and the other Credit Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Agreement, (b) reaffirms each lien and security interest granted by it to the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations and the guaranties of the Guaranteed Obligations made by it pursuant to the Existing Credit Agreement, (c) acknowledges and agrees that the grants of liens and security interests by, and the guaranties of, the Credit Parties contained in the Existing Credit Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Agreement and the transactions contemplated hereby and thereby, and (d) agrees that the Obligations and the Guaranteed Obligations under the Credit Agreement and the other Credit Documents include the Incremental Term Facility Loans.
ARTICLE VII

MISCELLANEOUS
SECTION 7.1    Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental Term Facility Lender (other than any Incremental Term Facility Lender that, immediately prior to the execution of this Agreement, is a “Lender” under the Existing Credit Agreement) shall be as set forth below its signature to this Agreement.
SECTION 7.2    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the Borrower and the Administrative Agent (acting at the direction of such Lenders as may be required under Section 13.04 of the Credit Agreement).
SECTION 7.3    Entire Agreement. This Agreement (including the Schedules and Exhibits) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Each Incremental Term Facility Lender party hereto, in its capacity as an Incremental Term Facility Lender hereunder and in its capacity as a Lender under the Existing Credit Agreement, hereby consents to the incurrence of the Incremental Term Facility Loans on the terms set forth herein.
SECTION 7.4    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS

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AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.
SECTION 7.5    SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER. EACH PARTY HERETO AGREES THAT SECTIONS 13.09(b), 13.09(c), 13.09(d), AND 13.09(e) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.
SECTION 7.6    Confidentiality. Each party hereto agrees that Section 13.10 of the Credit Agreement shall apply to this Agreement mutatis mutandis.
SECTION 7.7    No Advisory or Fiduciary Responsibility. Each party hereto agrees that Section 13.17 of the Credit Agreement shall apply to this Agreement mutatis mutandis.
SECTION 7.8    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
SECTION 7.9    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.10    Credit Document. This Agreement shall constitute an “Incremental Joinder Agreement” and a “Credit Document”, each as defined in the Credit Agreement.
SECTION 7.11    No Novation. The parties hereto expressly acknowledge that it is not their intention that this Agreement or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants, or agreements contained in the Existing Credit Agreement or any other Credit Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the other Credit Documents, in each case as amended, modified, or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified, or supplemented by this Agreement), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of Effective Date, each reference in the Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended, modified or supplemented by this Agreement.
SECTION 7.12    Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Agreement,

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including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Incremental Joinder Agreement No. 1 Lead Arrangers.
SECTION 7.13    Fungibility of Incremental Term Facility Loans. The parties shall treat all of the Incremental Term Facility Loans as fungible with the existing Term Facility Loans for U.S. federal income tax purposes.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written, to be effective as of the Effective Date.
Borrower:
WYNN RESORTS, LIMITED
By:    /s/ Craig S. Billings
Name:    Craig S. Billings
Title:    Chief Financial Officer and Treasurer

[Signature Page to Incremental Joinder Agreement No. 1]

Guarantors:
WYNN GROUP ASIA, INC.
By:    /s/ Craig S. Billings
Name:    Craig S. Billings
Title:    Treasurer

[Signature Page to Incremental Joinder Agreement No. 1]

WYNN RESORTS HOLDINGS, LLC,
By:    Wynn Resorts, Limited, its sole member
By:    /s/ Craig S. Billings
Name:    Craig S. Billings
Title:    Chief Financial Officer and Treasurer

[Signature Page to Incremental Joinder Agreement No. 1]

Acknowledged and Agreed by:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By:    /s/ Michael Strobel
Name:    Michael Strobel
Title:    Vice President
By:    /s/ Alicia Shug
Name:    Alicia Shug
Title:    Vice President

[Signature Page to Incremental Joinder Agreement No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH,
as an Incremental Term Facility Lender
By:    /s/ Michael Strobel
Name:    Michael Strobel
Title:    Vice President
By:    /s/ Alicia Shug
Name:    Alicia Shug
Title:    Vice President

[Signature Page to Incremental Joinder Agreement No. 1]

SCHEDULE A
Incremental Term Facility Loan Commitments

Name of Incremental Term Facility Lender	Amount
Deutsche Bank AG New York Branch	$250,000,000
Total: $250,000,000

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